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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Edgewater Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EDGEWATER TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2004

NOTICE AND PROXY STATEMENT

April 26, 2004

Dear Edgewater Technology, Inc. Stockholder:

        On behalf of the Board of Directors, I am pleased to invite you to attend the Edgewater Technology, Inc. 2004 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. Eastern Time on June 2, 2004 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109.

        At the meeting, you and the other stockholders will elect seven directors to the Edgewater Technology, Inc. Board of Directors and will ratify the appointment of Deloitte & Touche LLP by the Audit Committee and the Board of Directors as independent auditors to audit the accounts of Edgewater Technology, Inc. for the fiscal year ending December 31, 2004. As of April 8, 2004, the record date for the annual meeting, our company had 11,421,238 shares of common stock outstanding. You will find other detailed information about Edgewater Technology, Inc. and its operations, including its audited financial statements, in the enclosed 2003 Annual Report. We hope you can join us on June 2, 2004.

        Whether or not you can attend the meeting, please read the enclosed Proxy Statement. When you have done so, please mark your vote on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed preaddressed, postage paid envelope. In the alternative, you may cast your vote by telephone, or through the Internet. Instructions for voting by telephone or through the Internet are included with your proxy. Your vote is important, so please return your proxy or vote by telephone or vote through the Internet promptly.

        Thank you for your continued interest in Edgewater Technology, Inc. We look forward to seeing you at the meeting.

                      Sincerely,

                      Shirley Singleton
                       President and Chief Executive Officer

20 Harvard Mill Square    •    Wakefield, MA 01880    •    781-246-3343     •    Fax 781-246-5903

EDGEWATER TECHNOLOGY, INC.
20 Harvard Mill Square
Wakefield, Massachusetts 01880

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2004

To the Stockholders:

        Edgewater Technology, Inc. will hold its Annual Meeting of Stockholders at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, on June 2, 2004 at 10:00 a.m., Eastern Time.

        We are holding this meeting for the following purposes:

  •
  To elect seven directors to serve until the 2005 annual meeting of stockholders;

  •
  To ratify the appointment of Deloitte & Touche LLP by the Audit Committee and the Board of Directors as independent auditors to audit the accounts of Edgewater Technology, Inc. for the fiscal year ended December 31, 2004; and

  •
  To transact any other business that may properly come before the Annual Meeting.

        The Board of Directors selected April 8, 2004 as the record date for determining stockholders entitled to vote at the Annual Meeting. As of April 8, 2004, our company had 11,421,238 shares of common stock outstanding. A list of stockholders on that date will be available for inspection at the corporate headquarters of Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts, during normal business hours for the ten day period prior to the Annual Meeting. Only holders of our common stock as of the close of business on April 8, 2004 are entitled to vote at the Annual Meeting or any adjournment thereof.

        This Proxy Statement, Proxy and Edgewater Technology, Inc.'s 2003 Annual Report to Stockholders are being distributed on or about April 26, 2004.

                      By Order of the Board of Directors

                      Kevin R. Rhodes
                       Corporate Secretary

Wakefield, Massachusetts
April 26, 2004

EDGEWATER TECHNOLOGY, INC.
PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
Annual Meeting Information	1
ITEM 1—ELECTION OF DIRECTORS	5
Nominees for Election	5
Executive Officers	8
New 2004 Named Executive Officer	8
Board and Board Committee Matters	8
Stockholder Communications with the Board; Annual Meeting Attendance	10
STOCK OWNERSHIP	11
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers	11
Section 16(a) Beneficial Ownership Reporting Compliance	13
COMPENSATION	13
Compensation of Outside Directors	13
Compensation of the Named Executive Officers	13
Option Grants in 2003	15
2003 Year-End Option Values	16
Employment Agreements	16
Equity Compensation Plans	17
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	20
Compensation Committee Membership and Interlocks	20
Executive Compensation Components and Goals	20
Policy on Deductibility of Compensation	21
2003 Executive Compensation	21
2003 Chief Executive Officer Compensation	22
REPORT OF THE AUDIT COMMITTEE	23
General	23
CERTAIN TRANSACTIONS	25
PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS	26
ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS	27
General	27
Audit and Non-Audit Fees	27
ITEM 3—OTHER MATTERS	28
ADDITIONAL INFORMATION	28
Annual Report	28
Information Not Incorporated	28

i

GENERAL INFORMATION

Annual Meeting Information

        This Proxy Statement contains information related to the Annual Meeting of Stockholders of Edgewater Technology, Inc. to be held on June 2, 2004, beginning at 10:00 a.m., Eastern Time at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to stockholders on or around April 26, 2004.

Q:    Who is soliciting my proxy?

A:
We, the Board of Directors of Edgewater Technology, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Edgewater Technology, Inc.'s 2004 Annual Meeting of Stockholders. Certain directors, officers and employees of Edgewater Technology, Inc. may (without compensation), and The Altman Group, Inc. (our proxy solicitor) will, solicit proxies on our behalf by mail, phone, fax, Internet, or in person.

Q:    Who is paying for this solicitation?

A:
Edgewater Technology, Inc. will pay for the solicitation of proxies, including The Altman Group, Inc.'s estimated fee of $4,500 plus out-of-pocket expenses. Edgewater Technology, Inc. also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Edgewater Technology, Inc. common stock.

Q:    What am I voting on?

A:
The election of Shirley Singleton, William J. Lynch, Clete T. Brewer, Paul Guzzi, Michael R. Loeb, Bob L. Martin and Wayne Wilson to the Board of Directors and the ratification of the appointment of Deloitte & Touche, LLP by the Audit Committee of the Board of Directors and the Board of Directors as independent accountants to audit the accounts of Edgewater Technology, Inc. for the fiscal year ending December 31, 2004 (the "Auditor Appointment").

Q:    Who can vote?

A:
Only those who owned common stock at the close of business on April 8, 2004, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have one vote per share for each director up for election at the Annual Meeting and one vote per share for the approval and adoption of the Auditor Appointment.

Q:    What does "beneficially owned" mean?

A:
Under the Securities and Exchange Commission's (the "SEC") definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

Q:    How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope or vote by telephone or through the Internet. If you wish the individuals named as proxies to vote for all of the nominees and the Auditor Appointment, then check the boxes marked "FOR."

Q:    Can I vote by telephone or electronically?

A:
If you are registered stockholder (that is, if you have your stock in certificate form or participate in the Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan), you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 5:00 p.m. on June 1, 2004.

Q:    What are the consequences of my voting decision?

A:
If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares "FOR" the election of the nominees for director and the ratification of the Auditor Appointment and in their discretion with respect to any other matter properly brought before the Annual Meeting. Giving a proxy will not affect your right to vote your shares at the Annual Meeting, if you attend the Annual Meeting and vote in person, you automatically revoke your proxy.

Q:    Can I change my vote after I return my proxy card?

A:
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary either written notice of your revocation or a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Q:    What are the Board's recommendations?

A:
The Board's recommendation as to the Election of Directors is set forth in Item 1 of this Proxy Statement. The Board's recommendation as to the Auditor Appointment is set forth in Item 2 of this Proxy Statement. The Board recommends a vote for the election of each of the nominees described in Item 1 and a vote for the ratification and approval of the Auditor Appointment described in Item 2.

Q:    What constitutes a quorum?

A:
On the record date, we had 11,421,238 shares of common stock, $.01 par value, outstanding and 2,099 record holders. Each share of our common stock is entitled to one vote per share. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of votes entitled to be cast as of the record date are present in person or represented by effective proxies.

Q:    What happens if a quorum is not present?

A:
If a quorum is not present at the scheduled time of the Annual Meeting, then the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given.

Q:    What vote is required in the election of directors?

A:
Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominees.

Q:    What is the vote required for the ratification of the Auditor Appointment?

A:
The affirmative vote of a majority of our company's outstanding common shares as of the record date is required to ratify the Auditor Appointment.

Q:    What are broker non-votes and abstentions?

A:
If you are the beneficial owner of shares held in "street name" by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated a "broker non-vote"). Under the rules of the New York Stock Exchange, Inc., the election of directors is a discretionary matter, enabling brokers to vote on the election of directors even if they have not received instructions from beneficial owners. Even though brokers are entitled to exercise their discretion and vote on director elections without instructions from beneficial owners, they are not required to do so. An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting, although taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting.

Q:    How do broker non-votes and abstentions affect the existence of a quorum and the vote required in the election of directors and the ratification of the Auditor Appointment?

A:
Broker non-votes and abstentions are included in determining the number of shares represented for the purpose of determining whether a quorum is present at a stockholders' meeting. Because directors will be elected by a plurality of the votes cast (i.e., the seven director nominees receiving the greatest number of votes will be elected) at the Annual Meeting, an abstention would have no effect on the vote concerning the election of directors and thus, is not being offered as a voting option in the election of directors. Under Delaware law, broker non-votes are not considered to be a vote cast for any proposal. However, abstentions, which are considered to be vote cast under Delaware law, will have the effect of a negative vote with respect to the Auditor Appointment, since this proposal requires the favorable vote of a majority of our company's outstanding common shares as of the record date.

Q:    What happens if I withhold my vote for an individual director?

A:
Withheld votes are counted as "NO" votes for the individual director. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY." If you wish your shares to be voted for some nominees, and not voted for others, then indicate the name(s) of the nominee(s) for whom you are withholding authority to vote by writing the name(s) of such nominee(s) in the space provided in the proxy.

Q:    What are the voting choices for the Auditor Appointment?

A:
The voting choices for the Auditor Appointment are "FOR", "AGAINST" or "ABSTAIN".

Q:    Can I vote on other matters?

A:
Our Amended and Restated Bylaws limit the matters presented at an annual meeting to those in a notice of annual meeting and those otherwise properly presented at an annual meeting. Since none of our stockholders provided notice for any alternative director nominees or any other business matters during the period of February 21, 2004 to March 21, 2004 (which is the 60-90 day period prior to the first anniversary (i.e., May 22, 2003) of last year's annual meeting) (see the rules concerning proposals set forth in the following Question and Answer), no director nominees or other business matters, other than those included in the Notice of Annual Meeting, may properly come before the Annual Meeting.

Q:    Can I nominate director candidates for election by stockholders or make other stockholder proposals in the future?

A.
For nominations of persons for election to the Board of Directors and other business matters, in each instance, other than those persons listed or matters included in a notice of annual meeting, to be properly presented at an annual meeting, our Amended and Restated Bylaws require that both of the following conditions be satisfied: (a) the alternative director nominees or other matter(s) must be a proper subject for stockholder action under the Delaware General Corporation Law; and (b) the stockholder must have given timely written notice of the alternative director nominees or other matters to be brought before an annual meeting. To be timely, a stockholder's notice must have been delivered to our Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of our prior year's annual meeting. For a discussion of our director nomination policies and process, see "Board and Board Committee Matters; Director Nomination Process" beginning on page 8.

Q:    Who will count the vote?

A:
Representatives of EquiServe Trust Company, N.A., our transfer agent, will tabulate the votes.

Q:    When are 2005 stockholder proposals or other 2005 stockholder business matters due?

A:
To be considered for presentation at our 2005 annual meeting of stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must be received at our offices no later than February 2, 2005. For stockholder proposals or other business matters that may be raised at the 2005 annual meeting of stockholders, but not included in the proxy statement or on the proxy card that are submitted outside the proposal process identified in the preceding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2005 annual stockholders' meeting during the thirty day period of March 7, 2005 through April 6, 2005, then no business matters, other than those included in the notice of annual meeting for the 2005 annual stockholders' meeting, may properly come before the 2005 annual stockholders' meeting. All proposals and notifications for the 2005 annual stockholders' meeting should be addressed in writing to the attention of the Corporate Secretary, Kevin R. Rhodes, Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880 and should satisfy the particular requirements of our Amended and Restated Bylaws.

ITEM 1—ELECTION OF DIRECTORS

        Our Board of Directors (which is sometimes referred to in this Proxy Statement as our or the "Board") currently consists of seven persons each of whose term expires at the Annual Meeting. Except for Mr. Guzzi, each of our directors began serving their current term at last year's annual meeting on May 22, 2003. Mr. Guzzi was elected to the Board on April 1, 2004, following the creation of a vacancy, nomination and election by the Board in accordance with our company's Amended and Restated Bylaws. Consequently, you and the other stockholders will elect seven individuals to serve as directors until the 2005 annual meeting of stockholders or until their successors are duly elected and qualified.

        The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

        Below are the names and ages of the director nominees, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election

Name	Age	Experience
Shirley Singleton	52	Ms. Singleton co-founded Edgewater Technology (Delaware), Inc. ("Edgewater Delaware") in 1992 and has served as President and Chief Executive Officer of our company since January 2002. Edgewater Delaware is now a wholly-owned subsidiary of our company. Prior to co-founding Edgewater Delaware, Ms. Singleton held various management positions from 1982 to 1992 at Logica North America and attained the position of Vice President and General Manager of the Northeast region. Prior to working at Logica, Ms. Singleton was a teacher and coach at a large Massachusetts high school. Ms. Singleton serves on the Board of Trustees for the Mass Software Council and the Massachusetts Taxpayer Foundation, on the Board of Directors for Bunker Hill Community College and serves as an Advisory Board member for The Boston Club. Ms. Singleton has served as a director of our company since June 2001.
William J. Lynch	61
		Mr. Lynch currently serves as our Non-Executive Chairman, a position he has held since May 22, 2002. Mr. Lynch is a venture partner of Catterton Partners, LLC, a private equity firm. From March 1996 to December 2000, Mr. Lynch served as a Managing Director of Capstone Partners, LLC, a venture capital firm. Prior to that time, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch also serves as a director of NYFIX, Inc., a publicly traded company, as well as serving on various private company boards. Mr. Lynch has served as a director of our company since October 1996.

Clete T. Brewer	38
		Mr. Brewer co-founded our company in March 1996 and served until September 1999 as our President and Chief Executive Officer. In September 1999, Mr. Brewer became our Chairman and retained his position as our Chief Executive Officer until January 8, 2002 and our company's Non-Executive Chairman until May 22, 2002. Mr. Brewer currently is President of Horizant Sports, LLC and serves on the Executive Advisory Board at the Sam Walton College of Business at the University of Arkansas. Mr. Brewer also serves on various private company boards. Mr. Brewer has served as a director of our company since March 1996.
Paul Guzzi	61
		Mr. Guzzi currently serves as the President and Chief Executive Officer of the Greater Boston Chamber of Commerce. From 1995 to 1996, Mr. Guzzi was Vice President of State and Community Affairs for Boston College. Prior to his position at Boston College, Mr. Guzzi was a consultant for Heidrick & Struggles, an international recruitment firm from 1994 to 1995. From 1991 to 1993, Mr. Guzzi served as a Vice President at Data General Corporation. Prior to his position at Data General Corporation, Mr. Guzzi was a Senior Vice President at Wang Laboratories from 1981 to 1991. Mr. Guzzi was a State Representative in the Massachusetts Legislature from 1971 to 1974 and the Massachusetts Secretary of State from 1975 to 1978. Mr. Guzzi serves as a Trustee of the Wang Center for the Performing Arts and is a Director of the Boston Foundation, The Partnership and Blue Cross Blue Shield of Massachusetts. Mr. Guzzi is also a member of the Partners HealthCare Corporation and the Boston Club's Corporate Advisory Board. Mr. Guzzi has served as a director of our company since April 2004.
Michael R. Loeb	48
		Since 1991, Mr. Loeb has been President of the Synapse Group, Inc., a wholly-owned subsidiary of Time Warner and its Chief Executive Officer since December 1997. Mr. Loeb has also been a director of the Synapse Group, Inc. since March 1993. Prior to co-founding the Synapse Group, Inc. and becoming its President in 1991, Mr. Loeb had an eight year career at Time Warner, where he held a number of positions including Consumer Marketing Director for Sports Illustrated and Vice President of Consumer Marketing of Entertainment Weekly. At Time, he also helped introduce SI for Kids. Mr. Loeb was also responsible for starting the direct response division of Deutsch Agency immediately prior to co-founding the Synapse Group, Inc. Mr. Loeb has served as a director of our company since April 2000.

Bob L. Martin	55
		From 1993 to 1999, Mr. Martin was President and Chief Executive Officer of Wal-Mart International, the international division of Wal-Mart Stores, Inc. Prior to his position as President and Chief Executive Officer of Wal-Mart International, Mr. Martin served nine years as the Chief Information Officer of Wal-Mart Stores, Inc. Mr. Martin serves as a director of the following publicly-traded companies: Dillards, Inc., Furniture Brands International, Inc., Sabre Holdings Corporation and The Gap, Inc., and Mr. Martin is a director of Students in Free Enterprise and is a member of the board of directors of Santa Clara University. Mr. Martin has served as a director of our company since September 1999.
Wayne Wilson	55
		Mr. Wilson is a certified public accountant and independent business advisor. From January 1998 to September 2002, Mr. Wilson was President and Chief Operating Officer of PC Connection, Inc., a publicly traded direct marketer of information technology products and services, having previously served as its Senior Vice President of Finance and Chief Financial Officer and then Chief Operating Officer from August 1995 until January 1998. From 1986 until 1995, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP. Mr. Wilson serves as a director for Cytyc Corporation. Mr. Wilson has served as a director of our company since May 2003.

Executive Officers

        Provided below are the names, ages and principal occupation or employment for at least the last five years for all of the persons who are our executive officers, and who were our executive officers as of December 31, 2003.

Name	Age	Experience
Shirley Singleton	52	President and Chief Executive Officer. For full biographical information consult "Nominees for Election."
David Clancey	48
		Executive Vice President—Chief Technology Officer of our company since June 6, 2001. Mr. Clancey co-founded Edgewater Delaware in 1992 with Ms. Singleton and has been Edgewater Delaware's Executive Vice President—Chief Technology Officer since 1992. Prior to co-founding Edgewater Delaware, Mr. Clancey was a Systems Architect and Chief Technology Officer at Logica North America.
Dave Gallo	42
		Chief Operating Officer of our company since June 6, 2001. Mr. Gallo joined Edgewater Delaware at its inception in 1992 and was its General Manager until he became its Chief Operating Officer in March 2000. Prior to joining Edgewater Delaware, Mr. Gallo was a Systems Manager at Mellon Bank in Boston, Massachusetts.
Kevin R. Rhodes	35
		Chief Financial Officer of our company since January 2002. Mr. Rhodes joined Edgewater Delaware as Vice President—Finance in April 2001. Mr. Rhodes is also Edgewater Delaware Treasurer and Corporate Secretary. Prior to joining Edgewater Delaware, Mr. Rhodes was Vice President—Finance at Eliassen Group, Inc. in Wakefield, Massachusetts from 1997 to March 2001. From 1992 to 1996, Mr. Rhodes was a Regional Controller at Waste Management, Inc. in Wakefield, Massachusetts. Mr. Rhodes is a certified public accountant.

New 2004 Named Executive Officer

        We anticipate that Kristin Zaepfel, who is currently the Vice President of Human Resources of our Company, will be included in the Named Executive Officer group in our proxy statement for our 2005 annual stockholders' meeting. Ms. Zaepfel joined our company in September 2003, and previously served as Senior Vice President of Human Resources for Xchange, Inc. from 1998 to 2003. Ms. Zaepfel has also held various human resources positions at such organizations as HPR, Inc., Mellon Bank Corporation and The Boston Company. Ms. Zaepfel is 40 years old.

Board and Board Committee Matters

        The Board currently consists of seven directors, four of whom who are "Independent" directors under the requirements of the recently adopted NASDAQ Marketplace Rules. As required by the new NASDAQ Marketplace Rules and our company's Corporate Governance Guidelines, the Board must be comprised of a majority of Independent directors. The Board has three standing committees consisting of: (1) the Governance & Nominating Committee; (2) the Compensation Committee; and (3) the Audit Committee. The Charters of each of these Committees are attached as Appendices A-C to this Proxy Statement and are also available on the Corporate Governance section of our company's website at www.edgewater.com.

        Governance & Nominating Committee.    Members of the Governance & Nominating Committee (formerly named the Nominating Committee) are directors Lynch, who chairs the committee, Wilson and Martin. Each of these directors are Independent under the new NASDAQ Marketplace Rules. This Committee's responsibilities include the selection of potential candidates for the Board and the development and annual review of our company's Corporate Governance Guidelines. A copy of the Governance & Nominating Committee Charter is attached to this Proxy Statement as Appendix A.

        Compensation Committee.    Members of the Compensation Committee are directors Martin, who chairs the committee, Lynch and Wilson. Each of these directors are Independent under the new NASDAQ Marketplace Rules. This Committee's responsibilities include the review and approval of executive compensation. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix B.

        Audit Committee.    Members of the Audit Committee are directors Wilson, who chairs the committee, Lynch and Martin. Each of these directors are Independent under the new NASDAQ Marketplace Rules, as well as satisfying the other criteria for audit committee members under the new NASDAQ Marketplace Rules. In addition, our board of directors believes that Mr. Wilson satisfies the criteria to be classified as an "Audit Committee Financial Expert" as defined under the new rules of the SEC. This Committee is primarily concerned with the accuracy and effectiveness of the audits of our company's financial statements by our independent auditors. Its duties include, among other things: (1) selecting and retaining the independent auditors; (2) reviewing the scope of the audit to be conducted by the independent auditors, as well as the results of their audit; (3) approving non-audit services provided to our company by the independent auditors; and (4) appraising our financial reporting activities, including our Annual Report on Form 10-K and the accounting standards and principles followed. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix C.

        During fiscal 2003, our Board and various Board Committees held the following number of meetings and took the following action by written consent: Board of Directors, four meetings (three of which were regular meetings and one of which was an annual meeting) and one action by written consent; Audit Committee, six meetings and no action by written consent; Compensation Committee, two meetings and no action by written consent; Governance & Nominating Committee (formerly named the Nominating Committee), two meetings and no action by written consent. No director attended fewer than 75% of the aggregate Board meetings and Board Committee meetings on which that director served.

        Director Nomination Process.    Our Board of Directors has adopted a Governance & Nominating Committee Charter, which is attached as Appendix A, and Corporate Governance Guidelines, each of which include director nominations policies and provisions that are intended to describe the process by which candidates for possible inclusion in the Company's recommended slate of director nominees are selected. The nominations policy is administered by the Governance & Nominating Committee of the Board of Directors. The Corporate Governance Guidelines will be posted on our website (at www.edgewater.com) on or prior to June 2, 2004, the date of our 2004 Annual Meeting of Stockholders.

        The Board of Directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board of Directors, the Governance & Nominating Committee will take into account our current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to our activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest including competitive conflict that might impede the proper performance of the responsibilities of a director; independence under SEC and NASDAQ Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the Governance & Nominating Committee will review such directors' overall service during their term, including the number of meetings attended, level of participation, and quality of performance during their term. For those potential new director candidates who appear upon first consideration to meet the board's selection criteria, the Governance & Nominating Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

        The Governance & Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company's advisors, and executive search firms. The Governance & Nominating Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Governance & Nominating Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company in accordance with our Amended and Restated Bylaws not less than sixty (60) nor more than ninety (90) days prior to the anniversary of our previous year's annual meeting of stockholders. Recommendations must include the candidate's name and contact information and a statement of the candidate's background and qualifications, and must be mailed to Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, MA 01880, Attn: Corporate Secretary.

        The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance & Nominating Committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change. The Governance & Nominating Committee may amend, with the approval of our Board of Directors, the nominations policies included in the Corporate Governance Guidelines at any time, in which case the most current version will be available on our website at www.edgewater.com.

Stockholder Communications with the Board; Annual Meeting Attendance

        The Board of Directors welcomes communications from our stockholders, and has adopted a procedure for receiving and addressing those communications. Stockholders may send written communications to either the full Board of Directors or the non-employee directors as a group by writing to the Board of Directors or the non-employee directors at the following address: Board of Directors/Non-Employee Directors, Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, MA 01880, Attn: Corporate Secretary. Communications by e-mail should be addressed to board@edgewater.com and marked "Attention: Corporate Secretary" in the "Subject" field. The Corporate Secretary will review and forward all stockholder communications to the intended recipient, except for those stockholder communications that are outside the scope of board matters or duplicative of other communications by the applicable stockholder and previously forwarded to the intended recipient. Effective with our 2004 Annual Meeting of Stockholders, directors will be required, absent compelling circumstances to attend our Annual Meeting of Stockholders. All directors attended our 2003 Annual Meeting of Stockholders.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

        The following table provides information as of April 8, 2004 about the beneficial ownership of our company's common stock by: (1) the persons known to us to be beneficial owners of more than 5% of our company's outstanding common stock; (2) our Directors; (3) each Named Executive Officer (as defined under "Compensation—Compensation of the Named Executive Officers); and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of April 8, 2004, there were 2,099 record holders and 11,421,238 outstanding shares of our company's common stock.

	Beneficial Ownership
Principal Stockholders	Number of Shares	Percent of Total(1)
GAMCO Investors, Inc., et. al. (2) One Corporate Center Rye, New York 10580-1435	1,991,052	17.52%
Bricoleur Capital Management, LLC (3) 12230 El Camino Real, Suite 100 San Diego, California 92130	1,434,476	12.62%
Fuller & Thaler Asset Management, Inc. (4) 411 Borel Avenue, Suite 402 San Mateo, California 94402	1,398,416	12.30%
Dimensional Fund Advisors Inc. (5) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	829,352	7.30%
Directors and Executive Officers (6)
Shirley Singleton (7)	553,362	4.87%
Clete T. Brewer (8)	542,211	4.77%
David Clancey (9)	519,029	4.57%
David Gallo (10)	249,919	2.20%
William J. Lynch (11)	72,756	*
Michael R. Loeb (12)	61,715	*
Bob L. Martin (13)	60,000	*
Kevin Rhodes (14)	46,458	*
Gordon Y. Allison (15)	45,000	*
Wayne Wilson (16)	18,333	*
Paul Guzzi (17)	6,667	*
All Directors and Executive Officers as a Group	2,175,450	19.14%

*
Less than 1%.

(1)
The percentages shown with respect to any identified individual or group, other than the entities listed under "Principal Stockholders," are calculated by dividing: (i) the sum of (a) the number of shares of common stock actually owned as of April 8, 2004 plus (b) the number of shares of common stock that may be acquired through the exercise of stock options within 60 days thereof ("Currently Exercisable Options") by (ii) the sum of 11,421,238 shares of common stock outstanding April 8, 2004 plus the amount referenced in clause (i)(b).

(2)
These securities are owned by various institutional investors, which include Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Associates Limited, Gabelli Associates Fund, Gabelli International Limited and MJG Associates, Inc. (collectively "Gabelli"). Each of these entities hold certain of the shares for investment for one or more accounts over which it has shared, sole or both investment and/or voting power for its own account, or both. Information set forth above and in this note (2) is based on Gabelli's Schedule 13D/Amendment No. 10 filing on July 21, 2003 with the SEC.

(3)
Reflects shared voting and dispositive power over these securities, which are owned by various investment companies to which Bricoleur Capital Management, LLC ("Bricoleur") serves as an investment advisor, and which investment companies through boards of trustees have the power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Bricoleur is deemed to be a beneficial owner of such securities, however, Bricoleur expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information above and in this note (3) is based upon Bricoleur's Schedule 13 G Amendment No. 2 filing with the SEC on February 9, 2004 (reflecting its beneficial ownership information concerning our company as of December 31, 2003).

(4)
Reflects sole dispositive power over 1,398,416 shares (and shared voting power over 947,821 of such shares) beneficially owned by Fuller & Thaler Asset Management, Inc. ("FTAM") and Russell J. Fuller, President of FTAM. FTAM is a registered investment advisor. FTAM and Mr. Fuller have the power to direct investments and/or the sole power to vote the securities. Information above and in this note (4) is based upon FTAM's and Mr. Fuller's 13G/Amendment No. 3 filing with the SEC on February 19, 2004 (reflecting beneficial ownership information concerning our company's common stock as of December 31, 2003).

(5)
These securities are owned by investment companies, trusts and accounts, to which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment advisor and manager with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims the fact that it is, in fact, the beneficial owner of such securities. Information set forth above and in this note (5) is based upon Dimensional's Schedule 13G/Amendment No. X filing with the SEC on February 6, 2004 (reflecting its beneficial ownership information concerning our company's common stock as of December 31, 2003).

(6)
The address of each of the directors and executive officers listed above is c/o Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880.

(7)
Includes 541,433 shares subject to Currently Exercisable Options

(8)
Includes 5,168 shares held by Mr. Brewer's spouse, as to which Mr. Brewer disclaims beneficial ownership, and 41,000 shares subject to Currently Exercisable Options as reflected in Schedule 13 G/ Amendment No. 5 filed with the SEC on March 23, 2004.

(9)
Includes 508,100 shares subject to Currently Exercisable Options.

(10)
Includes 244,551 shares subject to Currently Exercisable Options.

(11)
Includes 1,011 shares held by a trust for which Mr. Lynch is trustee, to which Mr. Lynch disclaims beneficial ownership and 42,000 shares subject to Currently Exercisable Options.

(12)
Consists of 60,000 shares subject to Currently Exercisable Options.

(13)
Consists of 60,000 shares subject to Currently Exercisable Options.

(14)
Includes 40,667 shares subject to Currently Exercisable Options.

(15)
As of December 31, 2003 Mr. Allison had 45,000 shares subject to Currently Exercisable Options.

(16)
Consists of 18,333 shares subject to Currently Exercisable Options.

(17)
Consists of 6,667 shares subject to Currently Exercisable Options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under the U.S. securities laws, directors, executive officers and persons holding more than 10% of Edgewater Technology, Inc.'s common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of its directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2003.

COMPENSATION

        This section describes the compensation paid or payable to, the directors, the President and Chief Executive Officer and the other Named Executive Officers in 2003.

Compensation of Outside Directors

        Annual Cash Compensation.    Each outside director, that is a director who is not one of our employees, receives a $4,000 fee for each regular Board meeting, the annual Board meeting and certain special Board meetings that the director attends in person or by telephone. Each outside director receives a $1,500 fee for each Board Committee meeting that the director attends in person or by telephone.

        Our outside directors may defer receipt of their Board and Board Committee fees. Mr. Martin has deferred receipt of all of his Board and Board Committee fees earned during 2003. For 2003, our outside directors in the aggregate, earned fees (both for Board and Board Committee meetings) totaling $142,000, of which amount, $114,000 was paid in cash to our outside directors and $28,000 of such fees were deferred. We also reimbursed the outside directors for their reasonable out-of-pocket expenses in attending Board and Board Committee meetings.

        Stock Options.    Under the Edgewater Technology, Inc. Amended and Restated 2000 Stock Option Plan, each outside director receives a nonqualified stock option to purchase 20,000 shares of our common stock upon that person's initial election as a director. Following initial election and on the date of each annual stockholders' meeting thereafter, each outside director that is reelected receives an additional nonqualified stock option to purchase 10,000 shares of our common stock. Each Board Committee Chairman receives an annual nonqualified stock option grant to purchase 5,000 shares following appointment as a Committee Chairman at the annual Board meeting that follows each annual meeting of stockholders.

Compensation of the Named Executive Officers

        The following table summarizes the total compensation for each of the last three years paid or accrued by us for services rendered during the years indicated to our President and Chief Executive Officer and our other three most highly compensated executive officers as of December 31, 2003, and a former executive officer, each of whose total salary and bonus exceeded $100,000 during the year-ended December 31, 2003 (the "Named Executive Officers").

		Summary Compensation Table
		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($) (1)	Bonus($)	Other Annual Compensation (2)	Restricted Stock Awards (3)	Securities Underlying Options	All Other Compensation (4)
Shirley Singleton, President and Chief Executive Officer	2003	$239,519	$247,500	$14,228	$237,500	—	$—
	2002	200,000	—	10,961	—	138,835	—
	2001	200,000	—	8,725	—	12,500	—
David Clancey, Executive Vice President—Chief Technology Officer	2003	222,130	217,800	18,599	237,500	—	—
	2002	200,000	—	11,141	—	88,835	—
	2001	200,000	—	11,141	—	12,500	—
Dave Gallo, Chief Operating Officer	2003	217,388	174,750	15,484	118,875	—	—
	2002	200,000	—	5,669	—	40,000	—
	2001	200,000	—	969	—	6,917	—
Kevin R. Rhodes, Chief Financial Officer and Treasurer	2003	150,000	84,375	13,145	—	69,000	—
	2002	148,789	3,000	2,260	—	20,000	—
	2001	82,513	—	1,476	—	11,000	—
Gordon Y. Allison, Executive Vice President—General Counsel	2003	147,277	—	16,392	—	—	—
	2002	114,044	3,000	3,600	—	—	—
	2001	153,000	—	3,600	—	—	459,000

(1)
On June 12, 2003, our company entered into new employment agreements with Ms. Singleton, Mr. Clancey and Mr. Gallo. Under the new employment agreements, Ms. Singleton's annual base salary was increased to $275,000, Mr. Clancey's annual base salary was increased to $242,000 and Mr. Gallo's annual base salary was increased to $233,000. Mr. Rhodes annual base salary was increased to $150,000 when he became our company's Chief Financial Officer on January 8, 2002. Mr. Rhodes became an employee of Edgewater Delaware in April 2001. Effective January 1, 2002, Mr. Allison's annual base salary was reduced to $107,100. At the time of the reduction of Mr. Allison's salary in January 2002, Mr. Allison received payment for two weeks of vested, but unused vacation time based upon his prior 2001 annual base salary of $153,000. On January 1, 2003, Mr. Allison's annual base salary was increased to $150,000. On November 14, 2003, Mr. Allison's employment with our company ended.

(2)
During 2001, 2002 and 2003, other annual compensation for the Named Executive Officers, consisted of automobile allowances, club dues, matching payments with respect to the 401(K) plan, payments of life insurance premiums relating to term life policies on certain of the Named Executive Officers which were paid for by us and medical insurance premiums under our company's medical insurance plan that were paid by us. The maximum matching amount by us under the 401(K) plan for each participating executive officer for each year is limited to thirty percent (30%) of each participating executive officer's annual contribution under this plan, up to six percent (6%) of such participating executive officers' annual base salary.

(3)
This column shows the market value of the restricted shares on the date of the award, less the price of $.01 per share paid by each of the awardees. On June 20, 2003, our company's Compensation Committee awarded restricted shares to Ms. Singleton and Messrs. Clancey and Gallo at $.01 per share under the Edgewater Technology, Inc. 2003 Incentive Plan, which plan was approved by the Board on May 22, 2003. Ms. Singleton and Mr. Clancey were awarded 50,000 common shares each of restricted stock. Mr. Gallo was awarded 25,000 common shares of restricted stock. The restrictions on these shares lapse on a straight-line basis at twenty percent (20%) per year over a five-year period from the date of the award.

(4)
Under Mr. Allison's prior employment agreement with us, as amended, Mr. Allison was entitled to a $459,000 severance payment at the time his prior employment agreement was terminated. Mr. Allison's prior employment agreement was terminated on June 15, 2001, whereupon Mr. Allison became an at-will employee of our company through December 31, 2002, until a new one-year employment agreement between Mr. Allison and our company was executed effective January 1, 2003. On November 14, 2003, Mr. Allison's employment with our company ended.

Option Grants in 2003

        The following table sets forth information concerning each grant of stock options to the Named Executive Officers during 2003.

Individual Grants
Name	Number of Securities Underlying Options Granted in 2003	Percentage of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Share)(1)	Expiration Date	Grant Date Present Value($)(2)
Shirley Singleton	—	—	$—	—	$—
David Clancey	—	—	—	—	—
David Gallo	—	—	—	—	—
Kevin R. Rhodes	69,000	7.6%	4.55	5/30/13	173,584
Gordon Y. Allison	—	—	—	—	—

(1)
All options were granted at the market value on the date of grant based on the last sales price of our common stock on the date of grant.

(2)
The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: volatility of our common stock of 68%, based upon the actual daily volatility of our stock during 2003; a risk-free rate of return of 3.25%, based on the yield of five-year U.S. Treasury notes as of December 31, 2003; and exercise of the option five years after the grant date. The actual value, if any, the Named Executive Officers may realize upon exercise will depend on the excess of the stock price over the exercise price on the actual date the option is exercised; consequently, there is no assurance the value realized by the Named Executive Officers will approximate the value estimated by the Black-Scholes Option Valuation Model.

2003 Year-End Option Values

        The following table sets forth information concerning the value of options exercised during 2003 and the value of unexercised options as of December 31, 2003 by the Named Executive Officers.

	Stock Option Exercises and Year-end Values
			Number Of Securities Underlying Unexercised Options held at December 31, 2003		Value of In-the-Money Options at December 31, 2003 (2)
Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Shirley Singleton	—	—	495,616	87,484	$55,036	$102,158
David Clancey	—	—	478,949	54,151	35,036	62,159
David Gallo	—	—	242,246	28,971	17,332	31,065
Kevin R. Rhodes	—	—	14,000	86,000	7,467	40,463
Gordon Y. Allison	—	—	45,000	41,000	—	—

(1)
Calculated, if otherwise applicable, using the difference between: (a) the closing sales price of our common stock on the date of exercise; and (b) the exercise price.

(2)
Options are "in-the-money" if the closing market price of our common stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the closing market price of our common stock on December 31, 2003, $4.92 and the exercise price of such options multiplied by the number of shares underlying these in the money options.

Employment Agreements

        Ms. Singleton and Mr. Clancey entered into prior three year employment agreements with Edgewater Delaware, a wholly-owned subsidiary of our company, on April 14, 2000, with Mr. Gallo entering into an employment agreement for thirty two months with Edgewater Delaware on July 31, 2000, and with Mr. Rhodes entering into an employment agreement for seven and one-half months with our company on July 19, 2002 (collectively the "Old Employment Agreement(s)"). Each of the Old Employment Agreements expired on March 1, 2003. On June 12, 2003, Ms. Singleton, Mr. Clancey and Mr. Gallo entered into new four-year employment agreements with our company. On May 22, 2003, Mr. Rhodes entered into a new four-year employment agreement with our company. The new employment agreements for Ms. Singleton, Mr. Clancey, Mr. Gallo and Mr. Rhodes are collectively referred to as the "New Employment Agreements" and separately as the or their respective "New Employment Agreement." The New Employment Agreements provide for an annual base salary and a bonus to be determined annually based on incentives and performance targets with respect to our company, as determined by the Compensation Committee. Annual bonuses, if payable, under the New Employment Agreements, will be paid in a cash.

        The New Employment Agreements contain a covenant not to compete with our company, involving our business, employees and customers during the term of the New Employment Agreements and for the one-year period immediately following termination with our company, involving our business, employees and customers. If either Ms. Singleton, Mr. Clancey or Mr. Gallo are terminated without cause or either Ms. Singleton, Mr. Clancey or Mr. Gallo terminate their respective New Employment Agreement for Good Reason (assignment of any duties inconsistent with his or her position, authority, duties, responsibilities, change in location of employment or requirement to travel) in the absence of a Change of Control (as defined in the New Employment Agreement) involving our company, then our company is required to pay to the affected officer an amount equal to the greater of: (1) his or her then annual base salary, as applicable, over the remaining term of their respective

New Employment Agreement, plus the amount his or her, as applicable, prior year's cash bonus; or (2) the sum of one year's annual base salary then in effect, plus the greater of 50% of such annual base salary then in effect or the amount of his or her, as applicable, prior year's cash bonus paid to the affected officer.

        If Mr. Rhodes is terminated without cause or Mr. Rhodes terminates the New Employment Agreement for Good Reason (assignment of any duties inconsistent with his position, authority, duties, responsibilities or a change in employment location), in the absence of a Change of Control, then, except as noted below, our company is required to pay Mr. Rhodes an amount equal to lesser of: (1) his annual base salary then in effect over the remaining term of the New Employment Agreement, plus the amount of his prior year's cash bonus; or (2) the sum of 1.25 times his then annual base salary, plus the amount of his prior year's cash bonus, subject to certain exceptions. If Mr. Rhodes is terminated without cause or Mr. Rhodes terminates the New Employment Agreement for Good Reason, in the absence of a Change of Control involving our company at any time following the thirty third month of the four year term of the New Employment Agreement, then the formula in the preceding sentence would be based upon the greater of items (1) or (2) and not the lesser of items (1) or (2).

        If Ms. Singleton, Mr. Clancey or Mr. Gallo is terminated without cause or if any of these officers terminate their employment for Good Reason during the term of their New Employment Agreement after a Change of Control, then as to the affected officer, our company is required to pay an amount equal to the sum of: (1) the annual base salary for the affected officer then in effect under the respective New Employment Agreement for the remaining period of term, plus the amount of cash bonus for the affected officer paid for the immediately preceding year; or (2) 1.5 times the annual base salary then in effect, plus the amount of the cash bonus paid to the affected officer in the year immediately preceding the year of termination. In this circumstance, Ms. Singleton's, Mr. Clancey's or Mr. Gallo's non-compete applies for six months following the date of termination if they terminate employment, and does not apply at all if we terminate employment. If Mr. Rhodes is terminated without cause or for Good Reason following a Change of Control, then our company is required to pay Mr. Rhodes a lump sum amount equal to the greater of: (1) the annual base salary then in effect under the New Employment Agreement for the remaining period of the term, plus the amount of the cash bonus paid in the year immediately preceding the year of termination; or (2) 1.25 times the annual base salary then in effect, plus the amount of his cash bonus paid in the year immediately preceding the year of termination. In this circumstance, Mr. Rhodes' non-compete would apply for six months following the date of termination if he terminates employment and would not apply at all if we terminate employment.

        Mr. Allison entered into a one-year employment agreement with our company on January 1, 2003, which was terminated when Mr. Allison resigned his employment with our company on November 14, 2003 (the "Allison Agreement"). The Allison Agreement provided for an annual base salary and bonuses, if any, in the sole discretion of our company's Compensation Committee. Mr. Allison did not receive a stock option grant or restricted share award under or pursuant to the Allison Agreement. The Allison Agreement did not have a Change of Control or Good Reason severance type provision. Mr. Allison is subject to a one year non-compete following November 14, 2003 involving our business, employees and customers.

Equity Compensation Plans

        The Edgewater Technology, Inc. Amended and Restated 1996 Stock Option Plan (the "1996 Plan") allows for grants of stock options covering up to fifteen percent (15%) of our company's outstanding common stock. The 1996 Plan allows for the grants of incentive stock options and non-qualified stock options. All employees and officers of our company and its subsidiaries, but none of our outside directors are eligible for the grant of stock options under the 1996 Plan. The 1996 Plan was approved by our company's stockholders on May 8, 1998.

        The Edgewater Technology, Inc. Amended and Restated Plan (the "2000 Plan") allows for grants of non-qualified stock options of up to four million (4,000,000) shares of our company's common stock. All employees and officers of our company and its subsidiaries and directors of our company, including outside directors, are eligible for grants of stock options under the 2000 Plan. All grants of stock options to outside directors under the 2000 Plan are pursuant to formula grants. Since the 2000 Plan is a "Broad-Based Plan" under prior NASDAQ Marketplace Rules, as initially adopted, and as amended and restated, stockholder approval was not required with respect to the 2000 Plan. However, if there is a material amendment to the 2000 Plan in the future, stockholder approval with respect to the material amendment would be required under the new NASDAQ Marketplace Rules.

        The Edgewater Technology, Inc. 2003 Incentive Plan (the "2003 Plan") allows for grants of non-qualified stock options and restricted share awards of up to five hundred thousand (500,000) shares of our company's common stock. All employees and officers of our company and its subsidiaries, but none of our company's outside directors, are eligible for the grant of non-qualified stock options or awards of restricted shares under the 2003 Plan. Since the 2003 Plan is a "Broad Based Plan" under prior NASDAQ Marketplace Rules, as initially adopted, stockholder approval was not required with respect to the 2003 Plan. However, if there is a material amendment to the 2003 Plan in the future, stockholder approval with respect to the material amendment would be required under the new NASDAQ Marketplace Rules.

        The Edgewater Technology, Inc. 1999 Employee Stock Purchase Plan (the "1999 ESPP Plan") allows for employee stock purchases of our company's common stock at 85% of the lower of our company's common stock price as of the first or last trading day of each quarter. The 1999 ESPP Plan authorizes purchases for up to 700,000 shares of our common stock by our employees and continues in effect until October 1, 2009, unless earlier terminated. The 1999 ESPP Plan was approved by our company's stockholders on May 22, 2000.

        The following table sets forth certain information as of December 31, 2003, for all of our company's equity compensation plans, which consist of: the 1996 Plan; the 2000 Plan; the 2003 Plan; and the 1999 ESPP Plan:

Equity Compensation Plan Information

Plan Category	(A) Number of Shares to be Issued upon Exercise of Outstanding Stock Options	(B) Weighted-Average Exercise Price of Outstanding Stock Options	(C) Number of Shares Remaining Available for Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (A))
Equity Compensation Plans Approved by Stockholders:
the 1996 Plan (1)	1,525,939	$7.44	178,910
the 1999 ESPP Plan (2)	—	—	366,100
Equity Compensation Plans Not Approved by Stockholders:
the 2000 Plan (3)	2,878,583	$4.93	1,121,417
the 2003 Plan (4)	116,000	$4.75	244,000

Total	4,520,522	$5.77	1,910,427

(1)
Grants for shares of our common stock under the 1996 Plan are limited to 15% of our company's outstanding common stock. The only grants outstanding under the 1996 Plan are non-qualified stock option grants, with total qualified stock option grants under the 1996 Plan being limited to

  650,000 shares of our company's common stock. No grants of qualified stock options have ever been issued under the 1996 Plan. As of December 31, 2003, our company had 11,365,659 shares of outstanding common stock.

(2)
The 1999 ESPP Plan provides for purchases by our employees of up to 700,792 shares of our company's common stock. As of December 31, 2003, 334,692 shares of our common stock had been purchased under the 1999 ESPP Plan.

(3)
The 2000 Plan provides for grants of nonqualified stock options of our company's common stock. The 2000 Plan is limited to grants covering up to 4 million shares of our company's common stock.

(4)
The 2003 Plan provides for grants of nonqualified stock options and awards of restricted shares of our company's common stock. The 2003 Plan is limited to stock option grants and restricted stock awards covering up to 500,000 shares of our common stock. During 2003, 140,000 shares of restricted stock were awarded to executives that are not included in Column A above, but are taken into account under Column C above.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Membership and Interlocks

        Our Compensation Committee is primarily responsible for determining the executive officer compensation levels of our company. The current members of the Compensation Committee are Bob L. Martin, William J. Lynch and Wayne Wilson. The Board of Directors has determined that the members of the Compensation Committee are "Independent" as defined under newly adopted NASDAQ Marketplace Rules. During 2003, Mr. Loeb one of our outside directors, who served on the Compensation Committee during 2003, from January 1, 2003 through February 25, 2004, was not considered Independent under the newly adopted NASDAQ Marketplace Rules. No member of the Compensation Committee is or has ever been one of our officers or employees of Edgewater. Mr. Loeb is the President and Chief Executive Officer of The Synapse Group, Inc. ("Synapse"). Synapse is our company's largest customer. During 2003, our company had revenues of approximately $11.8 million from Synapse for services rendered. See "Certain Transactions" later in this Proxy Statement. Except as described in the preceding sentence, no interlocking relationship exists between the current or prior members of the Compensation Committee and the board of directors or compensation committee of any other company. Mr. Wilson assumed the position of Mr. Loeb on the Compensation Committee on February 25, 2004.

Executive Compensation Components and Goals

        Executive officer compensation consists of a combination of salary, bonus and stock option awards. Each Named Executive Officer, other than Mr. Allison, who is no longer employed by our company, is a party to an employment agreement that was negotiated at arms-length. The New Employment Agreements are described under the section entitled "Compensation of Outside Directors and the Named Executive Officers—Employment Agreements." Our executive compensation strategy generally is for executives to receive a salary at or somewhat below industry averages, while being eligible for bonuses, stock option grants or restricted stock awards based on company or individual performance. We believe that lower or competitive base salary levels in combination with performance-based bonuses provide our executives the potential to earn in excess of competitive industry total executive compensation if subjective and/or objective performance goals for our company are achieved.

        We also intend to continue to grant or award to our executives and other key employees stock options or restricted shares. The options have no monetary value to the executives unless the market price of our common stock increases above the exercise price. Restricted share awards, although having immediate value upon the date of the award, are subject to time vesting provisions, which generally require an executive to remain with our company during the time vesting period, before being able to access the value of any such awards. We anticipate that future option grants or restricted share awards will be based on an objective or subjective analysis of various performance criteria, primarily revenues, earnings per share, operating profits and/or earnings before interest, taxes, depreciation and amortization, although future grants or awards may not directly be tied to any one factor. Options will be granted at an exercise price equal to the closing sales price of our common stock, as reported on NASDAQ, on the date of grant, unless otherwise specified. Restricted shares will more than likely be awarded at the par value of our company's common stock, which is $.01 per share. Future cash bonus payments will be made in accordance with an incentive bonus plan that we adopt at the beginning of each year based on criteria such as revenue growth, net income, return on equity, return on assets, revenue diversification mix, divisional operating income performance, earnings per share, earnings before interest, taxes, depreciation and amortization, and/or discretionary matters. We believe the mix of base salary, bonuses, stock option grants and restricted share awards links executive compensation to our company's operational performance.

        In summary, the goals of our executive compensation program are:

  •
  To compensate executive employees in a manner that aligns the employee's interests with the    interests of our stockholders;

  •
  To encourage continuation of our company's entrepreneurial spirit;

  •
  To reward executives for successful long-term strategic management;

  •
  To recognize outstanding performance; and

  •
  To attract and retain highly qualified and motivated executives.

Policy on Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for the compensation paid to the President and Chief Executive Officer and the other Named Executive Officers, unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon the attainment of performance goals and in some instances approved by stockholders. The 1996 Plan was approved by our stockholders at our May 8, 1998 annual stockholders' meeting and was designed to meet the requirements of Section 162(m) with respect to stock option awards. The 2000 Plan and the 2003 Plan have not been approved by our company's stockholders, such that any compensation related to stock option grants or restricted stock awards to executive officers or directors that exceeds $1 million would not be deductible under Section 162(m) of the Internal Revenue Code. The performance-based targets for the 2003 Bonus Plan (as defined below) were established on February 25, 2003, when the performance relative to these annual targets remained substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code.

2003 Executive Compensation

        The Named Executive Officers received their annual base salary in accordance with their respective employment agreement. During 2003, our incentive cash bonus plan (the "2003 Bonus Plan") for the Named Executive Officers was tied to "performance targets." In 2003, the performance-based targets for the 2003 Bonus Plan included a combination of annual revenue and earnings before interest, taxes, depreciation and amortization. During 2003, we also reserved discretionary authority to pay bonuses, even if the performance targets were not satisfied as part of the 2003 Bonus Plan. When we selected the performance-based targets, we also established an objective formula for calculating the maximum bonus payable to the Named Executive Officers. Under the 2003 Bonus Plan, the 2003 maximum bonus could not exceed 120% of Ms. Singleton's and Mr. Clancey's, then current year-end annual base salaries and 100%, 75% and 75%, respectively, of Mr. Gallo's, Mr. Rhodes' and Mr. Allison's then current year-end annual base salaries.

        We also had discretion under the 2003 Bonus Plan in determining whether any or all of the maximum permissible bonus would actually be paid, or whether payment or vesting of any bonus would be deferred. We were also authorized under the 2003 Bonus Plan to exercise "negative discretion" by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic, individual goals or discretionary matters, which could be objective or subjective. Ms. Singleton, Mr. Clancey, Mr. Gallo and Mr. Rhodes each received a bonus under the 2003 Bonus Plan based on satisfaction of the objective factors referenced above under the 2003 Bonus Plan. Mr. Allison did not receive a bonus under the 2003 Bonus Plan.

2003 Chief Executive Officer Compensation

        Compensation paid during 2003 to Shirley Singleton, our President and Chief Executive Officer during 2003, was comprised of $239,519 in base salary in accordance with her Old Employment Agreement that expired during 2003 and her New Employment Agreement that was executed on June 12, 2003. Ms. Singleton received a bonus of $247,500 under the 2003 Bonus Plan for 2003. Ms. Singleton did not receive any stock option grants for common shares during 2003. Ms. Singleton did receive a restricted stock award for 50,000 shares of our common stock in 2003. This report is submitted by the members of the Compensation Committee.

The Compensation Committee:
Bob L. Martin, Chairman
William J. Lynch
Michael R. Loeb

REPORT OF THE AUDIT COMMITTEE

General

        The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in its oversight of the integrity of the company's consolidated financial statements, the qualifications and independence of the company's independent auditors, and the company's internal financial and accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace the company's independent auditors. The members of the Audit Committee are Wayne Wilson, William J. Lynch and Bob L. Martin. The Board of Directors has determined that the members of the Audit Committee are "Independent" as defined under newly adopted NASDAQ Marketplace Rules. In addition, the Board of Directors has determined that one member of the Audit Committee, Mr. Wilson, has the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the Securities and Exchange Commission.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. The Audit Committee's responsibilities are described in a written charter that was revised and approved by the Board of Directors on December 10, 2003. A copy of the Audit Committee's current charter is attached to this proxy statement as Appendix "C."

        The Audit Committee met six times during 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and the company's independent auditors. The Audit Committee discussed with the independent auditors the overall scope and plans for its audits. The Audit Committee regularly met privately with the independent auditors, who have unrestricted access to the Audit Committee.

        The Audit Committee has reviewed the audited consolidated financial statements of the company for the fiscal year ended December 31, 2003 and has discussed them with both management and the independent auditors. The Audit Committee also discussed with management and the independent auditors the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the Securities and Exchange Commission.

        The Audit Committee has also discussed with the independent auditors the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The independent auditors have provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and the Audit Committee has discussed with the independent auditors its independence from the company. When considering the auditors' independence, the Audit Committee considered whether their provision of services to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and review of the company's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K were compatible with maintaining their independence. The Audit

Committee also reviewed, among other things, the audit and non-audit services performed by the independent auditors, and approved the amount of fees paid for such services.

        Based on the reviews and discussions described above, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee has also selected Deloitte & Touche LLP as the company's independent auditors for the fiscal year ending December 31, 2004.

The Audit Committee:
Wayne Wilson, Chairman
Bob L. Martin
William J. Lynch

CERTAIN TRANSACTIONS

        We lease our former corporate headquarters at 302 E. Millsap Rd. in Fayetteville, Arkansas from Brewer Investments II, LLC. The members of the limited liability company are Jerry T. Brewer and Kay Brewer, Mr. Jerry T. Brewer's spouse, who are the parents of Clete T. Brewer, one of our company's directors. The total lease payments to Brewer Investments II, LLC in 2003 for this lease from January 1, 2003 through December 31, 2003, approximated $222,960.

        The lease for the 302 E. Millsap Rd. premises expires in 2009 and we sublet the premises in July 2002 to a third party for the period from July 15, 2002 until June 30, 2007. Our subtenant is responsible for all real estate taxes, insurance, utilities and maintenance on the 302 E. Millsap Rd. facility during the period of this sublease. We believe that the lease payments for this facility with the related party described above are on terms that are as favorable to us as those that could have been obtained from unaffiliated third parties.

        During 2003, our company had revenues of approximately $11.8 million from The Synapse Group, Inc. for services rendered. Mr. Loeb, who joined our Board in April 2000, is also the President and Chief Executive Officer of The Synapse Group, Inc., a Time Warner Company.

        We have entered into indemnity agreements with directors and the Named Executive Officers which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provide for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of our company, and otherwise to the full extent permitted under Delaware law and our company's amended and restated bylaws.

PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS

        The following charts compare the cumulative total stockholder return and total return analysis, respectively, on our common stock with the cumulative total return on the NASDAQ Composite US Index, the SP600 IT Services Index the and the common stock of seven companies in the Solutions industry for the five year period beginning on December 31, 1998 (the closing sale price of our common stock on this date was $22.375) and ending on December 31, 2003 (the last trading date for our common stock in the 2003 fiscal year) assuming a $100 investment in each and assuming the reinvestment of dividends. We did not pay any dividends during this five-year period. We did not pay any dividends during the period. Our self-selected peer group companies in this 2003 annual meeting proxy statement did change from our self-selected peer group in 2002. Please see the footnotes below the graph for a description of the companies included in each peer group.

TOTAL STOCKHOLDER RETURNS

TOTAL RETURN ANALYSIS	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
EDGEWATER TECHNOLOGY, INC.	$100	$33.80	$9.05	$17.65	$21.09	$21.99
NASDAQ U.S. INDEX	100	185.43	111.83	88.76	61.37	91.75
S&P 600 IT SERVICES	100	113.21	24.66	23.48	18.55	26.67
NEW PEER GROUP[1]	100	270.55	54.52	49.56	27.91	50.02
OLD PEER GROUP[2]	100	359.80	63.13	48.00	19.96	40.99

(1)
Our self selected peer group for 2003 consists of the following companies: Answerthink, Inc.; Ciber, Inc.; Cognizant Technology Solutions Corporation; DiamondCluster International, Inc.; Inforte Corporation; Sapient Corporation; and Tier Technologies, Inc.

(2)
Our self selected peer group in 2002 consisted of the following companies: Answerthink, Inc.; Braun Consulting, Inc.; DiamondCluster International, Inc.; Digitas, Inc.; Sapient Corporation; and Tier Technologies, Inc.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

General

        Deloitte & Touche LLP has been appointed by the Audit Committee to the Board for reappointment as our company's independent auditors. Deloitte & Touche LLP was engaged as our independent auditors for the year ended December 31, 2003. The Board has ratified the Audit Committee's appointment of Deloitte & Touche LLP as our company's independent auditors for the 2004 fiscal year. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to your approval, the Audit Committee and the Board of Directors have appointed Deloitte & Touche LLP as our company's independent auditors for the year 2004.

        THE BOARD RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS:

        Resolved, that the appointment by the Audit Committee and the Board of the firm of Deloitte & Touche LLP, Boston, Massachusetts, as independent auditors for our company for the year 2004 is hereby ratified and approved.

        We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting. We will provide this accounting firm the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Audit and Non-Audit Fees

        Deloitte & Touche LLP became our independent auditors in June 2002. Since our company's initial public offering in 1996 until the change in independent auditors in June 2002, Arthur Andersen LLP were our company's independent auditors. As a result of the change in independent auditors, the fee amounts for Deloitte & Touche LLP for 2002 represent only the period of their engagement beginning in June 2002 through the balance of fiscal 2002.

        The aggregate fees billed for professional services by Deloitte & Touche LLP in 2002 and 2003 for these various services were:

Types of Fees	2002	2003
Audit Fees	$121,250	$169,162
Audit-Related Fees	—	21,000
Tax Fees (1)	302,000	293,467

Total	$423,250	$483,629

(1)
During 2003, the Audit Committee, consistent with its Amended and Restated Charter, pre-approved all non-audit services of Deloitte & Touche LLP. The categories of non-audit services performed by Deloitte & Touche LLP during 2003 for our company were: merger and acquisition due diligence, federal, state, local and international tax return preparation, tax planning and tax consulting services relating to both our continuing operations and discontinued operations.

        In the table above, in accordance with new definitions in rules of the SEC, "Audit Fees" are fees our company paid Deloitte & Touche LLP for professional services for the audit of our company's consolidated financial statements included in our 2003 Form 10-K and the review of financial statements included in our Form 10-Qs filed with the SEC during 2003, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements; "Audit-Related Fees" are fees billed by Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of our company's financial statements; "Tax Fees" are fees for tax compliance, tax advice, tax planning, and tax consulting billed by Deloitte & Touche LLP.

ITEM 3—OTHER MATTERS

        The Board is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of stockholders should arise, then the proxies (or their substitutes) will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

Annual Report

        Our 2003 Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2003 was filed with the SEC on March 30, 2004. A copy of our 2003 Form 10-K, including any financial statements and schedules and a list describing any exhibits not included in the 2003 Form 10-K may be obtained without charge by any stockholder. Written requests for copies of the 2003 Form 10-K should be directed to Kevin R. Rhodes, Chief Financial Officer and Corporate Secretary, Edgewater Technology, Inc., 20 Harvard Mill Square, Wakefield, Massachusetts 01880.

Information Not Incorporated

        The SEC's rules allow the information in this Proxy Statement to be incorporated by reference to and form a part of our 2003 Form 10-K. The information incorporated by reference is deemed to be part of our 2003 Form 10-K, with two exceptions. The SEC's rules do not require the Compensation Committee Report and the Audit Committee Report to be incorporated in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Compensation Committee Report and the Audit Committee Report shall not be deemed to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate these reports by reference in some other filed document.

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IN THE ENVELOPE PROVIDED OR VOTE BY TELEPHONE
OR VOTE THROUGH THE INTERNET AS SOON AS POSSIBLE

APPENDIX A

EDGEWATER TECHNOLOGY, INC. CORPORATION BOARD OF DIRECTORS

GOVERNANCE & NOMINATING COMMITTEE CHARTER

Organization

        The Governance & Nominating Committee (the "Committee") of the Board of Directors of Edgewater Technology, Inc. (the "Company") previously organized and referred to as the "Nominating Committee" shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom immediately following the 2004 Annual Stockholders' Meeting of the Company, must be "Independent," as defined in paragraph 17 of the Company's Corporate Governance Board Guidelines, as amended (the "Guidelines"), and satisfy any other criteria for membership that are specified in the NASDAQ Rules and any other federal or state statute or regulation applicable to the Company from time to time. The Committee shall be subject to the provisions of the Company's Amended and Restated Bylaws relating to committees of the Board of Directors, including those provisions relating to removing committee members and filling vacancies.

Statement of Policy and Purpose

        The Committee shall provide assistance to the Board of Directors in the manner specified in the Guidelines.

Authority, Powers and Responsibilities

        In connection with performing its powers and responsibilities specified in the Guidelines, the Committee will:

  •
  In accordance with the Guidelines: (a) review with the Board of Directors the criteria for the skills and characteristics required of Board members in the context of the composition and needs of the Board of Directors from time to time that are in addition to the Director Qualifications, Selection and Membership Criteria in the Guidelines; (b) identify individuals qualified to become members of the Board of Directors; (c) supervise and oversee the nomination process involving director candidates; and (d) recommend director nominees to the Independent directors of the of the Board for nomination at or prior to the next Annual Stockholders' Meeting.

  •
  Have the authority to retain and terminate search firms to be used to identify director candidates and to provide background searches for director candidates and to approve the search firms' fees and other retention terms, all at the expense of the Company.

  •
  Periodically review and assess the Guidelines and recommend any proposed changes to the Board of Directors for approval.

  •
  Review and assess annually this Charter and the performance of the Committee and obtain the approval of the Board of Directors of any recommended changes to this Charter or the Committee.

  •
  Have the authority to investigate matters brought to its attention, with full access to all books, records, facilities, and personnel of the Company for such matters and the power to retain outside professionals for this purpose, all at the expense of the Company.

  •
  Undertake all further actions and discharge all further responsibilities imposed upon the Committee from time to time by applicable rules of the Securities and Exchange Commission,

A-1

    NASDAQ, and any other federal or state statute or regulation applicable to the Company from time to time.

  •
  Meet as many times as necessary during each fiscal year to fulfill the forgoing responsibilities of the Committee.1

1
As to meetings of the Committee, the Committee will meet in as many executive sessions as necessary each fiscal year outside the presence of the Chief Executive Officer and other management personnel of the Company, in order to comply with the NASDAQ Rules (whether proposed or adopted) and any other federal or state statute or regulation applicable to the Company from time to time.

Charter Adoption and Amendments

        This Charter was adopted effective February 25, 2004.

A-2

APPENDIX B

EDGEWATER TECHNOLOGY, INC. BOARD OF DIRECTORS

COMPENSATION COMMITTEE CHARTER

Organization

        The Compensation Committee (the "Committee") of the Board of Directors of Edgewater Technology, Inc. (the "Company") shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom immediately following the 2004 Annual Stockholders' Meeting of the Company must be "Independent," as defined in paragraph 17 of the Company's Corporate Governance Board Guidelines, as amended, and satisfy any other criteria for membership that are specified in the NASDAQ Rules and any other federal or state statute or regulation applicable to the Company from time to time. The Committee shall be subject to the provisions of the Company's Amended and Restated Bylaws relating to committees of the Board of Directors, including those provisions relating to removing committee members and filling vacancies.

Statement of Policy and Policy

        The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility related to the compensation programs, plans and awards for directors and principal officers.

Authority, Powers and Responsibilities

        In discharging its appointment from the Board of Directors, the Committee will:

  •
  Annually review and approve goals and objectives relevant to Chief Executive Officer (the "CEO") compensation that are consistent with the Company's corporate governance principles.1

1
The Committee shall meet in as many executive sessions outside of the presence of the CEO and management during each fiscal year in determining the CEO's and management's compensation, as necessary, to comply with the NASDAQ Rules (whether proposed or adopted) and any other federal or state statute or regulation applicable to the Company from time to time.

•
Annually evaluate the CEO's performance in light of those goals and objectives, and set the CEO's overall compensation level based on this evaluation, including but not limited to incentive compensation plans, equity-based plans and employment agreements.1

•
In determining the long-term incentive component of CEO compensation, consider objective criteria, including the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.1

•
Annually review, evaluate and determine the overall compensation of all other executive officers, including but not limited to incentive compensation plans, equity-based plans and employment agreements.1

•
Have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO, or principal officer compensation and to approve the consultant's fees and other retention terms, for which the Company will be responsible for payment thereof.

•
Review, approve and recommend any equity-based compensation plans, whether or not required to be approved by the Company's stockholders.

B-1

  •
  Administer the Company's equity-based compensation plans in accordance with the terms, provisions and conditions of such plans.

  •
  Issue an annual report on executive compensation for inclusion in the Company's Annual Definitive Proxy statement for each Annual Stockholders' Meeting in accordance with applicable rules and regulations.

  •
  Review and assess annually this Charter and the performance of the Committee and obtain the approval of the Board of Directors of any recommended changes to the Charter or the Committee.

  •
  Have the authority to investigate all matters brought to its attention with full access to all books, records, facilities, and personnel of the Company for such matters and the power to retain outside professionals for this purpose, all at the expense of the Company.

  •
  Undertake all further actions and discharge all further responsibilities imposed upon the Committee from time to time by applicable rules of the Securities and Exchange Commission, NASDAQ and any other federal or state statute or regulation applicable to the Company from time to time.

Charter Adoption and Amendments

        This Charter was adopted effective December 10, 2003.

B-2

APPENDIX C

EDGEWATER TECHNOLOGY, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Organization and Membership Criteria and Qualifications

        The Committee shall be appointed by the Board and shall be comprised of at least three directors. Each Committee member shall meet the requirements of the NASDAQ Rules, and all federal and state laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of paragraph 17 of Edgewater Technology, Inc.'s (the "Company") Corporate Governance Guidelines. The Committee shall be subject to the provisions of the Company's Amended and Restated Bylaws relating to committees of the Board of Directors, including those provisions relating to removing committee members and filling vacancies. Committee members may receive no compensation from the Company, other than for director's and committee's fees. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise as determined by the Board and otherwise satisfy the criteria to be classified as an "Audit Committee Financial Expert" pursuant to Item 401(h) of Regulation S-K promulgated by the Securities & Exchange Commission (the "SEC") and as it may be amended or revised from time to time. The Board will designate a Chairman for the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Statement of Policy and Purpose

        The Audit Committee's purpose is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders and others relating to the integrity of the Company's financial statements and its financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, selection and performance assessment of the independent auditors, the Company's compliance with legal and regulatory requirements, and its ethics programs as established by management and the Board, including but not limited to the Company's Code of Conduct and Ethics. If and when an internal audit function becomes available for the Company, the Committee will provide assistance to the Board in fulfilling its oversight responsibility, as well as evaluating the performance of any such function when available.

Authority, Powers and Responsibilities

        The primary responsibility of the Committee is to oversee the Company's accounting, financial controls and reporting processes and the audits of the financial statements of the Company. Consistent with the foregoing oversight responsibility, management is responsible for the preparation, presentation and integrity of the Company's financial statements and for maintaining appropriate accounting and financial reporting policies and practices and disclosure and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements. In carrying out its oversight responsibilities, the Audit Committee is not providing special assurance as to the Company's financial statements and legal and regulatory compliance or any professional certification as to the work of the independent auditors.1

1
As such, it is not the duty of the Audit Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors), and (iii) representations made by management as to any non-audit services provided by the independent auditors.

        The Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and the management of the Company. As part of the Committee carrying out its duties and responsibilities the Company shall: (i) provide funding for the compensation of the independent auditors for the purpose of preparing and issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisor employed by the Committee in carrying out its functions and duties; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties and functions.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with the Statement of Policy and Purpose and as the Board or the Committee deems appropriate:

  •
  Independent Auditors.  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including but not limited to the resolution of disagreements between management and the independent auditors regarding financial reporting, if any. The independent auditors shall report directly to the Committee. The Committee shall evaluate the auditors' independence from management and the Company, including whether the auditors' performance of permissible non-audit services is compatible with their independence. As part of this evaluation, the Committee shall ensure the receipt, review, consideration and a discussion of a letter from the independent auditors delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board 1, as that standard is modified or supplemented from time to time. At least annually, the Committee will also evaluate the qualifications and performance of the Company's current independent auditors, including the lead audit partner and other audit partners assigned to the engagement, as appropriate, and select the Company's independent auditors for the next year.

  •
  Audit Services.  The Committee shall discuss with the independent auditors the overall scope and plans for their audit including their responsibility and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

  •
  Permissible Non-Audit Services.  The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of permissible non-audit services to be provided by the independent auditors. For all permissible non-audit services outside of pre-approval guidelines, the Committee shall approve in advance all permissible non-audit services to be provided by the independent auditors.

  •
  Interim Financial Statements; Earnings Releases.  Members of the Committee shall review the interim financial statements and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company's Quarterly Reports on Form 1O-Q. The Committee will review the Company's policies and procedures with respect to earnings releases, financial information and earnings guidance provided to analysts and rating agencies. In addition, the Committee shall review each earnings release prior to issuance on a quarterly basis at a regularly scheduled meeting of the Committee. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  •
  Review of Annual Audited Financial Statements.  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including: (a) their judgment about the quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.

  The Committee will also review with management and the independent auditors: (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and (c) the effects of alternative accounting methods and regulatory and accounting initiatives on the financial statements.

  The Committee will also review the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors' activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as received by the independent auditors. Based on these reviews, other factors in this Charter and any other matters its deems appropriate, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

  •
  Risk Assessment and Risk Management.  The Committee will review and discuss with management and the independent auditors, the Company's policies with respect to risk assessment and risk management.

  •
  Internal Controls; Disclosure Controls and Procedures.  The Committee will review and discuss with management and the independent auditors, the Company's internal controls. The Committee will review and discuss the Company's Disclosure Controls and Procedures, and the

    quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer with the Company's Disclosure Controls and Procedures Committee.

  •
  Complaint Procedures.  The Committee shall establish procedures for the receipt, retention, treatment and disposition of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  Compliance Programs; Conflicts of Interest.  The Committee will review and discuss with management and the independent auditors the adequacy and effectiveness of the Company's ethical compliance programs, including but not limited to the Company's Code of Conduct and Ethics Policy. The Committee will review all conflicts of interest, if any, involving directors and/or executive officers of the Company.

  •
  Report for Inclusion in Proxy Statement.  The Committee shall prepare any report or other disclosures required of the Committee to be included in the Company's Annual Definitive Proxy Statement for its Annual Stockholders' Meeting.

  •
  Hiring of Auditor Personnel.  The Committee shall review and approve hiring policies with regard to employees and former employees of the independent auditors, including but not limited to compliance with the NASDAQ Rules, all federal and all state laws and regulations, applicable to public companies, as they may be applicable from time to time, as well as requirements of the Company's Corporate Governance Guidelines.

  •
  Charter.  The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  •
  Annual Performance Evaluation.  The Committee shall annually review its own performance.

  •
  Investigative Authority.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, all at the expense of the Company.

Outside Advisors

        The Committee shall have the authority to retain such outside counsel, accountants, experts and any other advisors as it deems appropriate or necessary to assist the Committee in the performance of its duties and functions, all at the expense of the Company.

Meetings2

2
On a regular basis, the Committee will also meet in executive sessions outside the presence of the Chief Executive Officer and other management personnel and at minimum, the Committee will meet in as many such executive sessions as necessary each fiscal year, in order to comply with the NASDAQ Rules and any other federal or state statute or regulation applicable to the Company from time to time.

        The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least four times each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least quarterly, with the independent auditors to discuss any matters that they wish to bring to the Committee's attention.

        The Committee shall report to the Board with respect to its meetings, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and/or independence of the Company's independent auditors.

Charter Adoption and Amendments

        The Company's initial Charter was adopted on August 11, 1999 and was amended and restated resulting in this Charter on December 10, 2003.

EDGEWATER TECHNOLOGY, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

         Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
OR
Log on to the Internet and go to http://www.eproxyvote.com/edgw		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

         DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

EDGEWATER TECHNOLOGY, INC.

							FOR	AGAINST	ABSTAIN
1.	Election of the following nominees as directors.						☐	☐	☐
	(01) Shirley Singleton, (02) William J. Lynch, (03) Clete T. Brewer, (04) Paul Guzzi, (05) Michael R. Loeb, (06) Bob L. Martin and (07) Wayne Wilson				2.	To ratify and approve the appointment of Deloitte & Touche, LLP as independent auditors for the Company.
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	In their discretion, upon any other matters which may properly come before the meeting or any adjournment thereof.
	☐
		For all nominee(s) except as written above			Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐
					PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN, WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE.

Signature: _____________________ Date: ______ Signature: _____________________ Date: ______

DETACH HERE

PROXY

EDGEWATER TECHNOLOGY, INC.

20 HARVARD MILL SQUARE
WAKEFIELD, MASSACHUSETTS 01880

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 2, 2004

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Edgewater Technology, Inc., a Delaware corporation (the "Company"), do hereby nominate, constitute, and appoint Shirley Singleton, Kevin Rhodes and David Clancey, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share of the Company, standing in my name on its books on April 8, 2004 at the Annual Meeting of its Stockholders to be held on June 2, 2004 at the Boston Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, at 10:00 a.m., eastern standard time, and at any and all adjournments thereof.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 2, 2004
GENERAL INFORMATION
ITEM 1—ELECTION OF DIRECTORS
STOCK OWNERSHIP
COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH AND TOTAL RETURN ANALYSIS
ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS
ITEM 3—OTHER MATTERS
ADDITIONAL INFORMATION
APPENDIX A EDGEWATER TECHNOLOGY, INC. CORPORATION BOARD OF DIRECTORS GOVERNANCE & NOMINATING COMMITTEE CHARTER
APPENDIX B EDGEWATER TECHNOLOGY, INC. BOARD OF DIRECTORS COMPENSATION COMMITTEE CHARTER
APPENDIX C EDGEWATER TECHNOLOGY, INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER